Exhibit 10.12

LINE OF CREDIT NOTE

Danvers, Massachusetts
$5,000,000.00
July 9, 2010

FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one (“Maker”), hereby promises to pay to the order of DANVERSBANK, a Massachusetts savings bank having a mailing address of One Conant Street, Danvers, Massachusetts 01923 (“Lender”), the lesser of (i) FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS or (ii) so much as may have been advanced to Maker as provided in that certain Line of Credit and Security Agreement (the “Agreement”) dated as of the date hereof between Maker and Lender, together with interest on the unpaid principal amount from time to time outstanding prior to demand at a fluctuating per annum rate equal to the aggregate of (a) the Prime Rate (as defined below), and (b) one (1.00%) percent, but in no event less than six (6.00%) percent per annum.

Interest shall be payable in arrears on the first (1st) day of each month commencing on the first such date to occur after the date hereof. Subject to the terms and conditions of the Agreement, loans made hereunder may be repaid and reborrowed, and the entire balance of principal, accrued interest, and other fees and charges shall be due and payable ON DEMAND.

After demand, interest shall be payable on the unpaid principal balance from time to time outstanding at a rate per annum equal to the interest rate applicable hereunder plus 5.00%, until fully paid. Any payment hereunder not paid within fifteen (15) days of the date when due shall be subject to a late fee equal to the greater of (a) 5.00% of the amount overdue, or (b) $35.00.

Interest and fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed. All payments will be applied first to any charges, costs, expenses or late fees outstanding, then to unpaid accrued interest, and any balance to principal. “Prime Rate” means the highest rate of interest published as the national Prime Rate in the Wall Street Journal under the heading “Money Rates”, which rate shall change as and when such announced rate changes. The applicable fluctuating rate shall change as and when the Prime Rate changes In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Lender exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to the Maker. This Note evidences borrowings under the Agreement and is secured by and entitled to the benefits of the provisions of the Agreement and any other instruments or documents executed in connection therewith. The principal of this note is subject to prepayment in the manner and to the extent provided in the Agreement.

As security for the payment and performance of Maker’s obligations or the obligations of any guarantor or endorser hereof to the Lender or any holder hereof (“Holder”) now existing or hereafter arising, Holder is hereby granted a lien and security interest in and to any and all deposits or other sums at any time credited by or due from Holder to Maker or any guarantor or endorser, whether in regular or special depository accounts or otherwise, and all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by Holder, whether for safekeeping, custody, pledge, collection or otherwise. Upon the failure of Maker, or any guarantor or endorser hereof, to pay any amount hereunder when due, in addition to and not in limitation of any and all rights and remedies of the Holder hereunder or otherwise, all of such rights and remedies being cumulative, Holder may set off any such deposits, other sums, moneys, securities and other property and the proceeds thereof against any or all of the obligations of Maker, guarantors or endorsers to Holder, without prior notice or demand, and regardless of whether or not such obligations are secured by any other collateral, and regardless of the adequacy of any such other collateral.

Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the negotiation, documentation, administration, enforcement and collection of this note and any other agreements, instruments and documents executed in connection herewith.

Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

This instrument shall be governed by Massachusetts law. For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens. MAKER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMTITED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Executed as an instrument under seal as of the date first above written.

Signed in the presence of:	LUCID, INC. (“Maker”)

[ILLEGIBLE]
	By	/s/ Jay M. Eastman

	Print Name:	Jay M. Eastman

	Title:	CEO

	Address:	2320 Brighton-Henrietta,

Town Line Road, Rochester, NY 14623